Exhibit 99.1

For immediate release DRAFT

Cephalon Reports Record Earnings and Raises 2010 Guidance

Quarterly Sales and Earnings Exceed Top End of Guidance

Quarterly Sales of $707 Million Increased 32 Percent

Quarterly Basic Adjusted EPS of $2.27 Increased 34 Percent

Quarterly Cash from Operations Totaled $272 Million

Frazer, Pa. — October 28, 2010 — Cephalon, Inc. (Nasdaq: CEPH) today reported third quarter 2010 sales of $707.1 million, a 32 percent increase compared to sales of $535.2 million for the third quarter 2009.  Basic income per common share for the quarter was $1.76.  Excluding amortization expense and certain other items, basic adjusted income per common share for the quarter was $2.27, a 34 percent increase over the $1.70 for the third quarter of 2009.   Adjusted net income for the third quarter of 2010 was $170.7 million, a 35 percent increase over the $126.7 million for the third quarter of 2009.

Central nervous system (CNS) franchise sales were $354.3 million during the quarter, a 19 percent increase compared to the same period last year.  Pain franchise sales were $131.2 million, a 10 percent increase versus third quarter 2009.  Oncology franchise sales were $132.9 million, a 60 percent increase over the same period last year due to strong sales of TREANDA® (bendamustine HCL) for Injection.  Other product sales were $88.8 million, an increase of 153 percent versus third quarter of 2009 primarily due to the acquisition of Mepha in the second quarter of 2010.

“We achieved record earnings and cash flow from operations in the quarter while continuing to expand our global product offerings,” said Kevin Buchi, Chief Operating Officer. “Our robust cash flow generation gives us the flexibility to invest in our rich pipeline while continuing our active business development efforts, positioning us very well for the future.”

The company is updating its guidance for full year 2010.  Total sales guidance is $2.69-$2.73 billion. This includes expected CNS franchise sales of $1.34-$1.37 billion, pain franchise sales of $510-$530 million, oncology franchise sales of $500-$520 million, and other product sales of $325-$345 million.  Full year R&D and SG&A guidance is $430-$450 million and $910-$930 million, respectively.  Adjusted net income guidance is increased to $617-$632 million and basic adjusted income per common share guidance is increased to $8.20-$8.40, assuming 75.2 million basic shares outstanding.

Cephalon is introducing full year 2011 sales guidance of $2.96-$3.04 billion.  This includes CNS franchise sales of $1.39-$1.43 billion, pain franchise sales of $540-$570 million, oncology franchise sales of $570-$600 million, and other product sales of $420-$450 million.

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

R&D and SG&A guidance for 2011 are $505-$525 million and $970 million-$1 billion, respectively.

The company also is introducing adjusted net income guidance for full year 2011 of $652-$668 million.  Cephalon is introducing 2011 adjusted net income per common share guidance of $8.45-$8.65, assuming 77.2 million basic shares outstanding.

Basic adjusted income per common share guidance for both the full-year 2010 and full-year 2011 is reconciled below and is subject to the assumptions set forth therein. References in this press release to basic income per common share, basic adjusted income per common share, basic adjusted income per common share guidance, adjusted net income, adjusted net income guidance, adjusted net income per common share, adjusted net income per common share guidance refer to those metrics on an “attributable to Cephalon” basis and do not include any income or losses attributable to noncontrolling interests.

The Cephalon management will discuss the company’s third quarter 2010 performance in a conference call with investors beginning at 5:00 p.m. U.S. EDT today.  To participate in the conference call, dial +913-312-0678 and refer to conference code 4886405. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investor Information,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Cephalon is a global biopharmaceutical company dedicated to discovering, developing and bringing to market medications to improve the quality of life of individuals around the world.  Since its inception in 1987, Cephalon has brought first-in-class and best-in-class medicines to patients in several therapeutic areas.  Cephalon has the distinction of being one of the world’s fastest-growing biopharmaceutical companies, now among the Fortune 1000 and a member of the S&P 500 Index, employing approximately 4,000 people worldwide.  The company sells numerous branded and generic products around the world. In total, Cephalon sells more than 150 products in nearly 100 countries.  More information on Cephalon and its products is available at http://www.cephalon.com

# # #

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; sales, adjusted net income and basic adjusted income per common share guidance for full-year 2010 and full-year 2011 and SG&A and R&D guidance for the full-year 2010 and full-year 2011; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s

2

performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Adjusted Net Income Guidance,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

Source: Cephalon, Inc.

Contacts:
Media:	Investors:
Candace Steele Flippin	Robert (Chip) Merritt
610-727-6231	610-738-6376
csteele@cephalon.com	cmerritt@cephalon.com

Joseph Marczely
610-883-5894
jmarczely@cephalon.com

3

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
REVENUES:
Net sales	$707,077	$535,223	$1,996,193	$1,588,610
Other revenues	9,916	14,189	44,295	28,583
	716,993	549,412	2,040,488	1,617,193
COSTS AND EXPENSES:
Cost of sales	151,939	90,456	427,721	293,633
Research and development	110,966	99,157	317,604	304,266
Selling, general and administrative	226,791	194,068	689,900	618,314
Change in fair value of contingent consideration	5,247	—	6,314	—
Restructuring charges	2,313	1,062	7,638	3,944
Acquired in-process research and development	—	6,000	—	46,118
	497,256	390,743	1,449,177	1,266,275

INCOME FROM OPERATIONS	219,737	158,669	591,311	350,918

OTHER INCOME (EXPENSE):
Interest income	908	1,821	4,138	3,455
Interest expense	(24,989)	(26,495)	(78,895)	(63,213)
Other income (expense), net	(2,846)	3,775	(19,449)	42,418
	(26,927)	(20,899)	(94,206)	(17,340)

INCOME BEFORE INCOME TAXES	192,810	137,770	497,105	333,578

INCOME TAX EXPENSE	61,262	42,673	172,827	122,659

NET INCOME	131,548	95,097	324,278	210,919

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	952	7,625	7,851	35,150

NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$132,500	$102,722	$332,129	$246,069

BASIC INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.76	$1.38	$4.42	$3.44

DILUTED INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.66	$1.31	$4.11	$3.17

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING ATTRIBUTABLE TO CEPHALON, INC.	75,201	74,647	75,128	71,541

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION ATTRIBUTABLE TO CEPHALON, INC.	79,773	78,431	80,761	77,552

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income Attributable to Cephalon, Inc.

(Unaudited)

	Three Months Ended
	September 30,
	2010		2009
GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$132,500		$102,722

Cost of sales adjustments	41,050	(1)	21,968	(1)
Research and development adjustments	2,014	(2)	1,318	(2)
Selling, general and administrative adjustments	(1,921	)(3)	635	(3)
Change in fair value of contingent consideration adjustment	5,247	(4)	—
Restructuring charges	2,313	(5)	1,062	(5)
In-process research and development adjustments	—		6,000	(6)
Interest expense adjustment	15,084	(7)	16,959	(7)
Other income adjustment	—		(484	)(8)
Income tax adjustment	(25,603	)(9)	(23,475	)(9)
*Noncontrolling Interest adjustments:
Other revenues	—		(3)
Research and development	283		6,295
Selling, general and administrative	240		827
Other expense	—		128
Interest income	—		(37)
Interest expense	—		299
Income taxes	—		23
Less amount attributable to noncontrolling interest	(523)		(7,532)
	38,184		23,983

ADJUSTED NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$170,684		$126,705

BASIC ADJUSTED INCOME PER COMMON SHARE	$2.27		$1.70

DILUTED ADJUSTED INCOME PER COMMON SHARE	$2.14		$1.62

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	75,201		74,647

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	79,773		78,431

* Amounts recorded by our Variable Interest Entities that have been excluded from net income attributable to Cephalon, Inc.

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)

To exclude the on-going amortization of acquired intangible assets ($31.4M in 2010; $26.4M in 2009), accelerated depreciation related to restructuring ($4.2M in 2010; $5.0M in 2009), amortization of inventory revaluation related to Mepha ($5.2M in 2010), offset by the gain recognized in connection with an agreement to reduce our excess modafinil purchase commitments ($9.5M in 2009).

(2)

In 2010, to exclude the impairment of an investment ($2.0M). In 2009, to exclude accelerated depreciation related to restructuring ($0.3M) and charges related to payment for research and development collaboration ($1.0M).

(3)

In 2010, to exclude proceeds related to the settlement of litigation in Europe ($2.1M), offset by charges related to the acquisition of Mepha ($0.2M). In 2009, to exclude charges related to the acquisition of Arana Therapeutics Limited ($0.6M).

(4)	To exclude the change in fair value of the Ception contingent consideration.

(5)	To exclude costs related to restructurings.

(6)	To exclude charges incurred in exchange for license rights to certain of XOMA Ltd.’s proprietary antibody library materials.

(7)	To exclude imputed interest expense associated with convertible debt ($15.1M in 2010; $17.0M in 2009).

(8)	In 2009, to exclude $0.4M gain on foreign exchange of Australian Dollar acquisition funds.

(9)

To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in tax assets and liabilities.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income Attributable to Cephalon, Inc.

(Unaudited)

	Nine Months Ended
	September 30,
	2010		2009

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$332,129		$246,069

Cost of sales adjustments	124,225	(1)	78,146	(1)
Research and development adjustments	2,690	(2)	4,404	(2)
Selling, general and administrative adjustments	9,581	(3)	14,379	(3)
Change in fair value of contingent consideration adjustment	6,314	(4)	—
Restructuring charges	7,638	(5)	3,944	(5)
In-process research and development adjustments	—		46,118	(6)
Interest expense adjustment	50,072	(7)	40,459	(7)
Other (income) expense adjustment	11,567	(8)	(40,011	)(8)
Arana noncontrolling interest adjustments	—		(819	)(9)
Income tax adjustment	(64,293	)(10)	(54,192	)(10)
*Noncontrolling Interest adjustments:
Other revenues	(31)		30
Research and development	6,377		25,519
Selling, general and administrative	3,462		7,373
Interest income	(7)		(182)
Interest expense	154		1,299
Other expense	166		33
Income taxes	(3,848)		47
Less amount attributable to noncontrolling interest	(6,273)		(34,119)
	147,794		92,428

ADJUSTED NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$479,923		$338,497

BASIC ADJUSTED INCOME PER COMMON SHARE	$6.39		$4.73

DILUTED ADJUSTED INCOME PER COMMON SHARE	$5.94		$4.36

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	75,128		71,541

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	80,761		77,552

* Amounts recorded by our Variable Interest Entities that have been excluded from net income attributable to Cephalon, Inc.

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)

To exclude the on-going amortization of acquired intangible assets ($89.4M in 2010; $70.6M in 2009), accelerated depreciation related to restructuring ($14.9M in 2010; $14.0M in 2009), amortization of inventory revaluation related to Mepha ($10.5M in 2010) and the write-off of modafinil purchase commitments in excess of estimated requirements ($9.4M in 2010; $3.0M in 2009), offset by the gain recognized in connection with an agreement to reduce our excess modafinil purchase commitments ($9.5M in 2009).

(2)

To exclude accelerated depreciation related to restructuring ($0.7M in 2010; $0.9M in 2009), the impairment of an investment ($2.0M in 2010), charges related to payments for several research and development collaborations ($2.0M in 2009) and charges related to our transaction with Arana Therapeutics Limited ($1.5M in 2009).

(3)

In 2010, to exclude charges related to the acquisition of Mepha ($10.3M), the acquisition of Ception noncontrolling interest ($1.4M), offset by proceeds related to the settlement of litigation in Europe ($2.1M). In 2009, to exclude charges related to the acquisition of Arana Therapeutics Limited ($7.8M) and charges related to our settlement with Takeda ($6.5M) to resolve our remaining contractual arrangements.

(4)	To exclude the change in fair value of the Ception contingent consideration.

(5)	To exclude costs related to restructurings.

(6)

In 2009, to exclude charges related to the deconsolidation of Acusphere ($9.3M), the acquisition of worldwide license rights related to LUPUZOR from ImmuPharma ($30.0M), license rights for bendamustine hydrochloride in China and Hong Kong ($0.8M) and license rights to certain of XOMA Ltd.’s proprietary antibody library materials ($6.0M).

(7)	To exclude imputed interest expense associated with convertible debt ($50.1M in 2010; $40.5M in 2009).

(8)	In 2010, to exclude the following losses related to the acquisition of Mepha AG:

• $9.1M loss on foreign exchange derivative instruments; and
• $2.5M loss on foreign exchange of Swiss Franc acquisition funds.

In 2009, to exclude the following gains and losses related to the acquisition of Arana Therapeutics Limited:

• $6.6M gain on pre-bid Arana holding;
• $2.8M loss on contingent consideration (90% ownership incentive payment);
• $10.0M gain on excess of net assets over consideration;
• $19.0M gain on foreign exchange derivative instruments;
• $5.6M gain on foreign exchange of Australian Dollar acquisition funds; and
• $1.6M gain on dividend income related to our initial purchase of Arana shares.

(9)

To exclude the portion of non-cash charges related to our acquisition of Arana Therapeutics Limited that are reflected in (8) above but do not affect net income because they are attributed to noncontrolling interests.

(10)

To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments primarily related to; changes in valuation allowances and other changes in tax assets and liabilities.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended						%
	September 30,						Increase
	2010			2009			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
CNS
Proprietary CNS
PROVIGIL	$267,751	$13,279	$281,030	$241,301	$16,693	$257,994	11%	(20)%	9%
NUVIGIL	51,437	—	51,437	20,991	—	20,991	145	—	145
GABITRIL	9,577	1,025	10,602	11,560	1,340	12,900	(17)	(24)	(18)
Other Proprietary CNS	—	2,580	2,580	—	3,575	3,575	—	(28)	(28)
Generic CNS	—	8,609	8,609	—	2,642	2,642	—	226	226
CNS	328,765	25,493	354,258	273,852	24,250	298,102	20	5	19

Pain
Proprietary Pain
FENTORA	37,368	5,549	42,917	35,779	1,201	36,980	4	362	16
AMRIX	26,784	—	26,784	26,703	—	26,703	0	—	0
Other Proprietary Pain	—	91	91	—	89	89	—	2	2
Generic Pain
ACTIQ	16,170	17,855	34,025	16,521	16,721	33,242	(2)	7	2
Generic OTFC	8,295	—	8,295	19,332	—	19,332	(57)	0	(57)
Other Generic Pain	—	19,040	19,040	—	2,360	2,360	0	707	707
Pain	88,617	42,535	131,152	98,335	20,371	118,706	(10)	109	10

Oncology
Proprietary Oncology
TREANDA	103,911	—	103,911	54,532	—	54,532	91	—	91
Other Proprietary Oncology	5,123	18,330	23,453	4,010	19,732	23,742	28	(7)	(1)
Generic Oncology	—	5,552	5,552	—	5,021	5,021	—	11	11
Oncology	109,034	23,882	132,916	58,542	24,753	83,295	86	(4)	60

Other
Other Proprietary	2,975	2,354	5,329	3,168	—	3,168	(6)	—	68
Other Generic	3,526	79,896	83,422	3,464	28,488	31,952	2	180	161
Other	6,501	82,250	88,751	6,632	28,488	35,120	(2)	189	153

	$532,917	$174,160	$707,077	$437,361	$97,862	$535,223	22%	78%	32%

	Nine Months Ended						%
	September 30,						Increase
	2010			2009			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
CNS
Proprietary CNS
PROVIGIL	$780,902	$47,409	$828,311	$726,313	$47,111	$773,424	8%	1%	7%
NUVIGIL	127,327	—	127,327	37,777	—	37,777	237	—	237
GABITRIL	28,994	3,511	32,505	37,058	3,871	40,929	(22)	(9)	(21)
Other Proprietary CNS	—	8,238	8,238	—	9,645	9,645	—	(15)	(15)
Generic CNS	—	19,494	19,494	—	8,078	8,078	—	141	141
CNS	937,223	78,652	1,015,875	801,148	68,705	869,853	17	14	17

Pain
Proprietary Pain
FENTORA	114,709	14,939	129,648	99,686	2,438	102,124	15	513	27
AMRIX	80,467	—	80,467	83,807	—	83,807	(4)	—	(4)
Other Proprietary Pain	—	199	199	—	216	216	—	(8)	(8)
Generic Pain
ACTIQ	45,581	50,413	95,994	56,692	52,579	109,271	(20)	(4)	(12)
Generic OTFC	32,609	—	32,609	66,834	—	66,834	(51)	0	(51)
Other Generic Pain	—	42,738	42,738	—	6,259	6,259	0	583	583
Pain	273,366	108,289	381,655	307,019	61,492	368,511	(11)	76	4

Oncology
Proprietary Oncology
TREANDA	284,900	—	284,900	160,549	—	160,549	77	—	77
Other Proprietary Oncology	15,931	57,290	73,221	13,530	53,733	67,263	18	7	9
Generic Oncology	—	15,410	15,410	—	14,685	14,685	—	5	5
Oncology	300,831	72,700	373,531	174,079	68,418	242,497	73	6	54

Other
Other Proprietary	11,222	4,108	15,330	13,277	—	13,277	(15)	—	15
Other Generic	10,680	199,122	209,802	12,889	81,583	94,472	(17)	144	122
Other	21,902	203,230	225,132	26,166	81,583	107,749	(16)	149	109

	$1,533,322	$462,871	$1,996,193	$1,308,412	$280,198	$1,588,610	17%	65%	26%

Europe- Primarily Europe, Middle East and Africa

Proprietary products are products which are sold under patent coverage.

Generic products are products sold without patent coverage in the primary sales territory. Patent coverage may exist in other territories.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2010	2009
CURRENT ASSETS:
Cash and cash equivalents	$1,208,990	$1,647,635
Receivables, net	450,614	376,076
Inventory, net	295,880	240,576
Deferred tax assets, net	225,031	243,246
Other current assets	66,787	58,423
Total current assets	2,247,302	2,565,956

INVESTMENTS	12,594	12,427
PROPERTY AND EQUIPMENT, net	500,013	451,879
GOODWILL	833,358	590,284
INTANGIBLE ASSETS, net	1,234,181	981,857
DEBT ISSUANCE COSTS	15,362	18,862
OTHER ASSETS	43,582	36,830
	$4,886,392	$4,658,095

CURRENT LIABILITIES:
Current portion of long-term debt, net	$644,097	$818,925
Accounts payable	100,917	88,829
Accrued expenses	507,408	430,209
Total current liabilities	1,252,422	1,337,963

LONG-TERM DEBT	384,638	363,696
DEFERRED TAX LIABILITIES, net	219,091	159,328
OTHER LIABILITIES	279,049	111,728
Total liabilities	2,135,200	1,972,715

REDEEMABLE EQUITY	178,245	207,307

EQUITY:
Cephalon Stockholders’ Equity
Common stock, $0.01 par value	784	780
Additional paid-in capital	2,407,563	2,534,070
Treasury stock, at cost	(216,597)	(208,427)
Accumulated earnings (deficit)	153,470	(178,659)
Accumulated other comprehensive income	164,888	114,194
Total Cephalon stockholders’ equity	2,510,108	2,261,958
Noncontrolling Interest	62,839	216,115
Total equity	2,572,947	2,478,073
	$4,886,392	$4,658,095

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$324,278	$210,919
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense (benefit)	(27,976)	(40,182)
Depreciation and amortization	163,049	136,403
Stock-based compensation expense	31,740	36,710
Amortization of debt discount and debt issuance costs	51,318	41,273
Loss (gain) on foreign exchange contracts	9,499	(26,754)
Gain on acquisition of Arana	—	(10,008)
IPR&D from Acusphere deconsolidation	—	8,366
Other	1,749	(5,079)
Changes in operating assets and liabilities:
Receivables	(1,006)	94,204
Inventory	31,967	(7,060)
Other assets	7,480	32,206
Accounts payable, accrued expenses and deferred revenues	53,395	89,192
Other liabilities	5,047	(43,059)
Net cash provided by operating activities	650,540	517,131

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(34,989)	(43,647)
Proceeds from sale of property and equipment	4,748	—
Cash balance from consolidation of variable interest entity	—	52,563
Investment in Ception	—	(75,000)
Acquistion of Arana, net of cash acquired	—	(232,527)
Acquistion of Mepha, net of cash acquired	(549,463)	—
Purchases of investments	(60)	(9,292)
(Cash settlements of) proceeds from foreign exchange contracts	(9,499)	26,754
Sales and maturities of available-for-sale investments	—	5,074
Net cash used for investing activities	(589,263)	(276,075)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	—	288,000
Proceeds from exercises of common stock options	15,183	6,701
Windfall tax benefits from stock-based compensation	—	1,259
Acquisition of treasury stock	(33)	(29)
Acquisition of Ception NCI	(299,289)	—
Payments on and retirements of long-term debt	(222,079)	(11,246)
Net proceeds from issuance of convertible subordinated notes	—	484,719
Proceeds from sale of warrants	—	37,640
Purchase of convertible note hedge	—	(121,040)
Net cash (used for) provided by financing activities	(506,218)	686,004

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	6,296	2,295

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(438,645)	929,355

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,647,635	524,459

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,208,990	$1,453,814

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2010			December 31, 2011

Projected GAAP basic income per common share	$5.94	—	$6.14	$6.91	—	$7.11

Amortization of current intangibles	1.57	—	1.57	1.41	—	1.41
Accelerated depreciation adjustment- CIMA	0.10	—	0.10	0.01	—	0.01
Accelerated depreciation adjustment- Mitry-Mory	0.10	—	0.10	—	—	—
Cost of sales adjustments	0.27	—	0.27	—	—	—
Research and development adjustments	0.03	—	0.03	—	—	—
Selling, general and administrative adjustments	0.13	—	0.13	—	—	—
Change in fair value of contingent consideration adjustments	0.08	—	0.08	—	—	—
Restructuring adjustments	0.11	—	0.11	0.04	—	0.04
Other income (expense) adjustments	0.15	—	0.15	—	—	—
Interest expense adjustments	0.87	—	0.87	0.84	—	0.84

Tax effect of pre-tax adjustments at the applicable tax rates	(1.15)	—	(1.15)	(0.76)	—	(0.76)

Basic adjusted income per common share guidance	$8.20	—	$8.40	$8.45	—	$8.65

The company’s guidance is being issued based on certain assumptions including:

• Adjusted effective tax rate of approximately 33.5% in 2010 and 33.0% in 2011;

• Weighted average number of common shares outstanding of 75.2 and 77.2 million shares for the years ended December 31, 2010  and 2011, respectively; and

• No generic competition for AMRIX and FENTORA in 2011.